EXHIBIT 4

NAVISTAR INTERNATIONAL CORPORATION AND CONSOLIDATED SUBSIDIARIES ----------------------------------------------------------------------------------------
INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

The following instruments of Navistar International Corporation and its principal subsidiary International Truck and Engine Corporation, and its principal subsidiary Navistar Financial Corporation defining the rights of security holders are incorporated herein by reference.

4.1

Indenture, dated as of February 4, 1998, by and between Navistar International Corporation and Harris Trust and Savings Bank, as Trustee, for 8% Senior Subordinated Notes due 2008 for $250,000,000. Filed on Registration No. 333-47063 as Exhibit 4.3.

4.2

$100,000,000 Revolving Credit Agreement dated as of July 9, 1999, as amended by Amendment No. 7 dated as of April 25, 2001, among Arrendadora Financiera Navistar, S.A. de C.V., Servicios Financieros Navistar, S.A. de C.V. and Navistar Comercial, S.A. de C.V. and Banco Nacional de Mexico, S.A. de C.V. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

4.3

Credit Agreement for $820,000,000 Revolving Credit and Competitive Advance Facility dated as of December 8, 2000, between Navistar Financial Corporation, Arrendadora Financiera Navistar, S.A. de C.V., Servicios Financieros Navistar, S.A. de C.V. and Navistar Comercial, S.A. de C.V., as borrowers, lenders party hereto, The Chase Manhattan Bank as Administrative Agent, Bank of America as Syndication Agent and Bank of Nova Scotia as Documentation Agent. Filed as Exhibit 10.05 to Navistar Financial Corporation's Form 10-Q dated March 15, 2001. Commission File No. 1-4146-1.

4.4

Guarantee, dated as of December 8, 2000, made by Navistar International Corporation, in favor of The Chase Manhattan Bank, as Administrative Agent, for the lenders parties to the Credit Agreement, dated as of December 8, 2000, among Navistar Financial Corporation and Arrendadora Financiera Navistar, S.A. de C.V., Servicios Financieros Navistar, S.A. de C.V. and Navistar Comercial, S.A. de C.V., the Lenders, Bank of America, N.A., as syndication agent, The Bank of Nova Scotia, as documentation agent, and the Administrative Agent. Filed as Exhibit 10.07 to Navistar Financial Corporation’s Form 10-Q dated March 15, 2001. Commission File No. 1-4146-1.

4.5

Indenture, dated as of May 31, 2001, by and between Navistar International Corporation, International Truck and Engine Corporation and BNY Midwest Trust Company, as Trustee, for 9   3/8% Senior Notes due 2006 for $400,000,000. Filed on Registration No. 333-64626 as Exhibit 4.3.

4.6

First Supplement to Indenture, dated as of May 31, 2001, by and between Navistar International Corporation, International Truck and Engine Corporation and BNY Midwest Trust Company, as Trustee, for 8% Senior Subordinated Notes due 2008 for $250,000,000. Filed on Registration No. 333-64626 as Exhibit 4.2.

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EXHIBIT 4 (continued)

NAVISTAR INTERNATIONAL CORPORATION AND CONSOLIDATED SUBSIDIARIES ----------------------------------------------------------------------------------------
INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES
4.7

Note Purchase Agreement, dated as of June 15, 2001, as amended by Amendment dated August 16, 2001, between International Truck and Engine Corporation and the State of Wisconsin Investment Board for 9.95% Senior Notes due 2011 for $19,000,000. The Registrant agrees to furnish to the Commission upon request a copy of such agreement, which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

4.8

250,000,000 Mexican Peso Credit Agreement dated as of July 25, 2001, as amended by Amendment No.3 dated as of August 14, 2003, by and among Servicios Financieros Navistar, S.A. de C.V., Arrendadora Financiera Navistar, S.A. de C.V., Navistar Comercial, S.A. de C.V. and Banco Nacional de Obras y Servicios Publicos, S.N.C. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

4.9

First Supplement to Indenture, dated as of August 22, 2001, by and among Navistar International Corporation, International Truck and Engine Corporation and BNY Midwest Trust Company, as Trustee, for 9   3/8% Senior Notes due 2006 for $400,000,000. Filed as Exhibit 4.19 to Annual Report on Form 10-K dated December 18, 2001. Commission File No. 1-9618.

4.10

Second Supplement to Indenture, dated as of August 22, 2001, by and among Navistar International Corporation, International Truck and Engine Corporation and BNY Midwest Trust Company, as Trustee, for 8% Senior Subordinated Notes due 2008 for $250,000,000. Filed as Exhibit 4.20 to Annual Report on Form 10-K dated December 18, 2001. Commission File No. 1-9618.

4.11

$30,000,000 Revolving Credit Agreement dated as of October 25, 2001, as amended by Amendment No.3 dated as of December 23, 2003, by and among Arrendadora Financiera Navistar, S.A. de C.V. and Servicios Financieros Navistar, S.A. de C.V. and Export Development Canada. The Registrant agrees to furnish to the Commission upon request a copy of such agreement, which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

4.12

500,000,000 Mexican Peso Medium Term Promissory Notes Program issued November 22, 2001, by Servicios Financieros Navistar, S.A. de C.V. and placed in the market by the intermediate underwriter Casa de Bolsa Citibank, S.A. de C.V. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

4.13

200,000,000 Mexican Peso Revolving Credit Agreement dated as of November 27, 2001, as amended by Amendment No. 3 dated as of January 31, 2003, by and among Arrendadora Financiera Navistar, S.A. de C.V. and Servicios Financieros Navistar, S.A. de C.V. and Comerica Bank Mexico, S.A. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

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EXHIBIT 4 (continued)

NAVISTAR INTERNATIONAL CORPORATION AND CONSOLIDATED SUBSIDIARIES ----------------------------------------------------------------------------------------
INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES
4.14

120,000,000 Mexican Peso Revolving Credit Agreement dated as of February 27, 2002, by and between Arrendadora Financiera Navistar, S.A. de C.V., as borrower, and Nacional Financiera, S.N.C., as lender. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

4.15

120,000,000 Mexican Peso Revolving Credit Agreement dated as of February 27, 2002, by and between Servicios Financieros Navistar, S.A. de C.V., as borrower, and Nacional Financiera, S.N.C., as lender. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

4.16	Navistar International Corporation Restated Stock Certificate filed as Exhibit 4.20 to Form 10-Q dated March 11, 2002. Commission File No. 1-9618.
4.17

Indenture, dated as of March 25, 2002, by and among Navistar Financial Corporation, Navistar International Corporation and BNY Midwest Trust Company, as Trustee, for Navistar Financial Corporation’s 4.75% Subordinated Exchangeable Notes due 2009 for $220,000,000. Filed as Exhibit 4.1 to Form S-3 dated May 7, 2002. Registration No. 333-87716.

4.18

Registration Rights Agreement, dated as of March 25, 2002, by and among Navistar Financial Corporation, Navistar International Corporation, Salomon Smith Barney, Inc. and Banc of America Securities, LLC. Filed as Exhibit 4.2 to Form S-3 dated May 7, 2002. Registration No. 333-87716.

4.19

141,000,000 Mexican Peso Revolving Credit Agreement dated as of May 6, 2003, by and among Servicios Financieros Navistar, S.A. de C.V., as borrower and Ixe Banco, S.A., as lender. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601 (b)(4)(iii).

4.20

$7,000,000 Revolving Credit Agreement dated as of September 29, 2003, by and between Servicios Financieros Navistar, S.A. de C.V, as borrower and HSBC Mexico, S.A., as lender. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601 (b)(4)(iii).

4.21

80,000,000 Mexican Peso Revolving Credit Agreement dated as of September 3, 2003, by and between Servicios Financieros Navistar, S.A. de C.V., as borrower and Banco Invex, S.A., as lender. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601 (b)(4)(iii).

E-4

EXHIBIT 4 (continued)

NAVISTAR INTERNATIONAL CORPORATION AND CONSOLIDATED SUBSIDIARIES ----------------------------------------------------------------------------------------
INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

4.22

200,000,000 Mexican Peso Revolving Credit Agreement dated as of October 16, 2002, and ratified on October 29, 2003, by and among Servicios Financieros Navistar, S.A. de C.V. and Arrendadora Financiera Navistar, S.A. de C.V., as borrowers and Scotiabank Inverlat, S.A., as lender. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601 (b)(4)(iii).

4.23

Registration Rights Agreement, dated as of November 8, 2002, by and between Navistar International Corporation and the Investors party thereto. Filed as Exhibit 4.3 to Form S-3 dated December 6, 2002. Registration No. 333-101684.

4.24

Indenture, dated as of December 16, 2002, by and among Navistar International Corporation, International Truck and Engine Corporation and BNY Midwest Trust Company, as Trustee, for Navistar International Corporation’s 2.50% Senior Convertible Notes due 2007 for $190,000,000. Filed as Exhibit 4.3 to Form S-3 dated February 25, 2003. Registration No. 333-103437.

4.25

Registration Rights Agreement, dated as of December 16, 2002, by and between Navistar International Corporation and Credit Suisse First Boston Corporation. Filed as Exhibit 4.2 to Form S-3 dated February 25, 2003. Registration No. 333-103437.

4.26

$3,000,000 Revolving Credit Agreement dated as of September 29, 2003, by and between Arrendadora Financiera Navistar, S.A. de C.V., as borrower and HSBC Mexico S.A., as lender. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601 (b)(4)(iii).

4.27

100,000,000 Mexican Peso Revolving Credit Agreement dated as of December 11, 2003, by and between Arrendadora Financiera Navistar, S.A. de C.V., as borrower, and Nacional Financiera, S.N.C., as lender. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601 (b)(4)(iii).

4.28

100,000,000 Mexican Peso Revolving Credit Agreement dated as of December 11, 2003, by and between Servicios Financieros Navistar, S.A. de C.V., as borrower, and Nacional Financiera, S.N.C., as lender. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601 (b)(4)(iii).

Instruments defining the rights of holders of other unregistered long-term debt of Navistar and its subsidiaries have been omitted from this exhibit index because the amount of debt authorized under any such instrument does not exceed 10% of the total assets of the Registrant and its consolidated subsidiaries. The Registrant agrees to furnish a copy of any such instrument to the Commission upon request.

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